EXHIBIT 99.1

Carolina Bank Holdings, Inc. Reports Record Net Income of $7.5 Million in 2012; EPS of $1.85 in 2012 Increases 413% From 2011

GREENSBORO, N.C., Jan. 31, 2013 (GLOBE NEWSWIRE) -- Carolina Bank Holdings, Inc. (Nasdaq:CLBH) today reported record 2012 net income with highlights as follows:

Fourth Quarter and 2012 Financial Highlights

  Net income was $7,502,000 in 2012, up 213.0% from $2,397,000 in 2011. Net income increased 112.1% in the fourth quarter of 2012 to $2,187,000 from $1,031,000 in the fourth quarter of 2011.
  Net income available to common shareholders was $6,276,000 in 2012, an increase of 413.2% from $1,223,000 in 2011. Net income available to common shareholders increased 158.4% to $1,884,000 in the fourth quarter of 2012 from $729,000 in the fourth quarter of 2011.
  Diluted net income per common share increased 413.9% to $1.85 in 2012 from $0.36 in 2011. Diluted net income per common share rose 150% to $0.55 in the fourth quarter of 2012 from $0.22 in the fourth quarter of 2011.
  The net interest margin, computed on a fully taxable basis, decreased to 4.01% in the fourth quarter of 2012 compared to 4.14% in the fourth quarter of 2011.
  Residential mortgage loan originations rose to a record $1.23 billion in 2012 from $784 million in 2011.
  Carolina Bank, the subsidiary of Carolina Bank Holdings, Inc., continued to maintain 'Well Capitalized' status, the highest regulatory capital measure. Capital ratios at December 31, 2012 for Carolina Bank improved to 9.23% for Tier 1 leverage, 11.27% for Tier 1 risk-based, and 14.18% for Total risk-based.
  Non-interest bearing demand deposits increased 27.1% in 2012 to $73,032,000 at December 31, 2012.
  Non-performing assets to total assets declined to 2.75% at December 31, 2012 from 4.40% at December 31, 2011.
  CLBH stock increased 200% to $7.35 at December 31, 2012 from $2.45 at December 31, 2011.

Robert T. Braswell, President and CEO of Carolina Bank Holdings, Inc. commented, "We are pleased to report record profitability in 2012. Our outstanding financial performance resulted from improved credit quality, stable interest rate margins, and strong results by our mortgage division. Our stock price, which increased 200% during 2012, was one of the best performers in our industry and reflects our outstanding results."

Non-performing assets to total assets decreased to 2.75% at December 31, 2012 from 4.40% at December 31, 2011. Braswell commented, "We continue to maintain a steady focus on improving asset quality and have seen a substantial improvement in credit quality over the past two years. Unlike some of our peers, who have taken massive losses on large problem asset sales with accompanying capital raises, we have maximized shareholder value and avoided shareholder dilution by our steady focus and hard work approach to an industry wide problem."

Braswell further commented, "Our mortgage division originated a record $1.2 billion in residential mortgage loans in 2012 and has been a major contributor to our financial results. Our decision to start a residential mortgage operation in 2007, which was a contrarian strategy at the time, has proven to be a wise move. The mortgage division has expanded over the past few years as origination activity increased during this period of super low interest rates."

About the Company

Carolina Bank, the banking subsidiary of Carolina Bank Holdings, Inc. began banking operations on November 25, 1996. The parent company is a North Carolina corporation organized in 2000. The bank is engaged in lending and deposit gathering activities in the Piedmont Triad of North Carolina, with operations in four counties: Guilford, Alamance, Forsyth and Randolph. The bank has eight full-service banking locations, four in Greensboro, one in Asheboro, one in High Point, one in Burlington, and one in Winston-Salem and mortgage loan production offices in Burlington, Raleigh, and Hillsborough. The Company's stock is listed on the NASDAQ Global Market under the symbol CLBH. Further information is available on the Company's web site: www.carolinabank.com.

This press release contains forward-looking statements regarding future events. These statements are only predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to be materially different from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission. Carolina Bank Holdings, Inc. undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Balance Sheets
	December 31,
	2012	2011*
	(unaudited)
	(in thousands except share and per share data)
Assets
Cash and due from banks	$ 7,913	$ 5,664
Interest-bearing deposits with banks	7,186	7,647
Securities available-for-sale, at fair value	42,036	42,208
Securities held-to-maturity	211	392
Loans held for sale	131,762	91,955
Loans	461,728	487,031
Less allowance for loan losses	(9,944)	(11,793)
Net loans	451,784	475,238
Premises and equipment, net	17,732	17,442
Other real estate owned	5,940	6,728
Bank-owned life insurance	10,765	10,385
Other assets	16,539	15,666
Total assets	$ 691,868	$ 673,325

Liabilities and Stockholders' Equity
Deposits
Non-interest bearing demand	$ 73,032	$ 57,475
NOW, money market and savings	343,740	324,449
Time	174,153	214,715
Total deposits	590,925	596,639

Advances from the Federal Home Loan Bank	15,982	3,075
Securities sold under agreements to repurchase	1,950	1,536
Subordinated debentures	19,563	19,489
Other liabilities and accrued expenses	9,586	6,028
Total liabilities	638,006	626,767

Stockholders' equity
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding 16,000 shares in 2012 and 2011	15,573	15,177
Common stock, $1 par value; authorized 20,000,000 shares; issued and outstanding 3,387,045 in 2012 and 2011	3,387	3,387
Common stock warrants	1,841	1,841
Additional paid-in capital	15,906	15,870
Retained earnings	15,408	9,132
Stock in directors' rabbi trust	(1,050)	(875)
Directors' deferred fees obligation	1,050	875
Accumulated other comprehensive income	1,747	1,151
Total stockholders' equity	53,862	46,558
Total liabilities and stockholders' equity	$ 691,868	$ 673,325

* Derived from audited consolidated financial statements.

Carolina Bank Holdings, Inc. and Subsidiary
Consolidated Statements of Income (unaudited)
	Three Months		Years Ended
	Ended December 31,		December 31,
	2012	2011	2012	2011
	(in thousands, except per share data)
Interest income
Loans	$ 7,072	$ 7,541	$ 27,703	$ 28,743
Investment securities, taxable	273	325	1,195	1,419
Investment securities, non taxable	106	118	402	551
Interest from deposits in banks	25	7	93	77
Total interest income	7,476	7,991	29,393	30,790

Interest expense
NOW, money market, savings	345	598	1,835	2,526
Time deposits	576	757	2,569	3,411
Other borrowed funds	204	194	802	758
Total interest expense	1,125	1,549	5,206	6,695

Net interest income	6,351	6,442	24,187	24,095
Provision for loan losses	300	1,700	2,360	6,850
Net interest income after provision for loan losses	6,051	4,742	21,827	17,245
Non-interest income
Service charges	274	199	1,126	986
Mortgage banking income	5,546	3,260	18,938	9,928
Gain on sale of investment securities available-for-sale	37	--	37	239
Gain (loss) on sale of other real estate owned	64	(152)	(202)	(316)
Other	149	119	607	503
Total non-interest income	6,070	3,426	20,506	11,340

Non-interest expense
Salaries and benefits	5,023	3,522	18,085	13,129
Occupancy and equipment	664	696	2,693	2,519
Professional fees	461	226	1,280	929
Outside data processing	246	166	887	793
FDIC insurance	211	209	850	1,026
Advertising and promotion	251	321	797	731
Stationery, printing and supplies	176	172	640	614
Impairment of other real estate owned	272	443	1,466	2,442
Other real estate owned expense	382	223	1,025	1,106
Other	1,052	799	3,376	2,342
Total non-interest expense	8,738	6,777	31,099	25,631

Income before income taxes	3,383	1,391	11,234	2,954
Income tax expense	1,196	360	3,732	557
Net income	2,187	1,031	7,502	2,397
Dividends and accretion on preferred stock	303	302	1,226	1,174
Net income available to common stockholders	$ 1,884	$ 729	$ 6,276	$ 1,223

Net income per common share
Basic	$ 0.56	$ 0.22	$ 1.85	$ 0.36
Diluted	$ 0.55	$ 0.22	$ 1.85	$ 0.36

Carolina Bank Holdings, Inc.
Consolidated Financial Highlights
Fourth Quarter 2012
(unaudited)
	Quarterly					Years Ended
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
($ in thousands except for share data)	2012	2012	2012	2012	2011	2012	2011

EARNINGS
Net interest income	$ 6,351	5,848	5,939	6,049	6,442	24,187	24,095
Provision for loan loss	$ 300	600	0	1,460	1,700	2,360	6,850
NonInterest income	$ 6,070	5,660	4,976	3,800	3,426	20,506	11,340
NonInterest expense	$ 8,738	8,177	7,493	6,691	6,777	31,099	25,631
Net income	$ 2,187	1,819	2,268	1,228	1,031	7,502	2,397
Net income available to common stockholders	$ 1,884	1,505	1,961	926	729	6,276	1,223
Basic earnings per share	$ 0.56	0.44	0.58	0.27	0.22	1.85	0.36
Diluted earnings per share	$ 0.55	0.44	0.58	0.27	0.22	1.85	0.36
Average common shares outstanding	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045	3,387,045
Average diluted common shares outstanding	3,420,396	3,387,045	3,387,045	3,387,045	3,387,045	3,395,383	3,387,045

PERFORMANCE RATIOS
Return on average assets *	1.11%	0.89%	1.18%	0.56%	0.43%	0.93%	0.18%
Return on average common equity *	19.99%	16.75%	23.44%	11.58%	9.31%	18.05%	4.03%
Net interest margin (fully-tax equivalent) *	4.01%	3.71%	3.86%	3.98%	4.14%	3.89%	3.92%
Efficiency ratio	70.06%	70.78%	68.34%	67.57%	68.28%	69.28%	71.79%
# full-time equivalent employees - period end	208	206	200	184	174	208	174

CAPITAL
Equity to period-end assets	7.79%	7.68%	7.40%	7.18%	6.91%	7.79%	6.91%
Common tangible equity to assets	5.53%	5.40%	5.13%	4.89%	4.66%	5.53%	4.66%
Tier 1 leverage capital ratio - Bank	9.23%	9.00%	8.79%	8.35%	8.02%	9.23%	8.02%
Tier 1 risk-based capital ratio - Bank	11.27%	11.14%	11.12%	9.92%	9.60%	11.27%	9.60%
Total risk-based capital ratio - Bank	14.18%	14.09%	14.12%	12.83%	12.50%	14.18%	12.50%
Book value per common share	$ 11.30	10.75	10.27	9.65	9.26	11.30	9.26

ASSET QUALITY
Net charge-offs	$ 1,080	988	1,379	762	1,956	4,209	7,416
Net charge-offs to average loans *	0.95%	0.86%	1.18%	0.64%	1.60%	0.90%	1.49%
Allowance for loan losses	$ 9,944	10,725	11,112	12,491	11,793	9,944	11,793
Allowance for loan losses to loans held invst.	2.15%	2.33%	2.42%	2.60%	2.42%	2.15%	2.42%
Nonperforming loans	$ 13,068	21,387	21,771	23,187	22,915	13,068	22,915
Performing restructured loans	$ 13,822	11,192	12,207	15,728	18,502	13,822	18,502
Other real estate owned	$ 5,940	4,751	6,384	7,708	6,728	5,940	6,728
Nonperforming loans to loans held for investment	2.83%	4.66%	4.74%	4.82%	4.71%	2.83%	4.71%
Nonperforming assets to total assets	2.75%	3.87%	4.16%	4.62%	4.40%	2.75%	4.40%

END OF PERIOD BALANCES
Total assets	$ 691,868	675,746	677,476	668,009	673,325	691,868	673,325
Total loans held for investment	$ 461,728	459,323	459,144	480,888	487,031	461,728	487,031
Total deposits	$ 590,925	588,672	592,103	588,500	596,639	590,925	596,639
Stockholders' equity	$ 53,862	51,879	50,143	47,943	46,558	53,862	46,558

AVERAGE BALANCES
Total assets	$ 675,573	675,569	670,339	663,932	670,436	671,376	668,753
Total earning assets	$ 635,170	631,347	624,183	616,101	623,176	626,736	621,889
Total loans held for investment	$ 456,738	459,800	466,412	479,121	489,915	465,478	498,683
Total interest-bearing deposits	$ 519,595	527,545	528,463	529,405	537,287	526,237	542,402
Common stockholders' equity	$ 37,487	35,750	33,649	32,159	31,052	34,778	30,337

* annualized for all periods presented return on average assets and on average common equity are computed using net income available to common stockholders
CONTACT: Carolina Bank Holdings, Inc.
         T. Allen Liles, EVP and CFO
         Telephone: 336-286-8746
         Email: a.liles@carolinabank.com